SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☒    Definitive Additional Materials
☐     Soliciting Material Pursuant to ss.240.14a-12

FINANCIAL INDUSTRIES CORPORATION
Name of Registrant as Specified In Its Charter

John A. Fibiger and David Porter (Improve FIC)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid::

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWS RELEASE

Contacts:
Improve FIC
904 West Avenue, Suite 100
Austin, Texas 78701
(512) 479-6777

JANUARY 16, 2006 ADJOURNMENT OF
FINANCIAL INDUSTRIES CORPORATION MEETING SET; JOHN FIBIGER SEEKS TO IMPROVE FIC

Austin, TX, December 26, 2006 - Improve FIC, a committee of concerned shareholders of Financial Industries Corporation (“FIC” or the “Company”) (PINKSHEETS: FNIN), including experienced insurance industry chief, John Fibiger, announced today that a court-enforced adjournment of the December 6, 2006 Annual Meeting of FIC shareholders will be held on Tuesday, January 16, 2006 at 10:00 a.m., local time. The location of the meeting will be announced in a meeting notice to be sent by the Company to shareholders on or before December 29, 2006.

Improve FIC previously sent FIC shareholders a proxy statement and gold proxy card to be voted at the Company’s December 6, 2006 Annual Meeting. The proxy statement and gold proxy card detailed Improve FIC’s proposals and set forth a slate of director nominees to be voted on at the Annual Meeting. Due to the adjournment, FIC shareholders still have time to join many of their fellow shareholders in supporting Improve FIC’s proposals, its nominees, and its plans for the Company’s future by voting Improve FIC’s gold proxy card in advance of the reconvening of the Annual Meeting on January 16, 2006 .

Improve FIC has assembled a team of experienced professionals to breathe fresh life into FIC, a troubled insurance company, which has had an interim CEO for more than a year, and before that had a CEO with no insurance company experience who was forced to resign. Improve FIC’s nominees were carefully selected based on experience, expertise in the life insurance industry, and track records of exercising strong, independent judgment. Five of Improve FIC’s eight directors have served as senior officers at life insurance operations.
John Fibiger, a member of Improve FIC and the Improve FIC board slate, boasts an impressive resume, which includes two troubled-company turnarounds and experience leading Transamerica Life. Mr. Fibiger has been in contact with several top insurance company executives who have expressed great interest in assisting Mr.Fibiger to turn the Company around.

Improve FIC will be mailing additional proxy materials and proxy cards to FIC shareholders in the weeks preceding the January 16, 2006 adjournment date. Improve FIC’s proxy statement and other relevant documents are available for free at www.sec.gov.  You may also obtain a free copy of Improve FIC’s definitive proxy statement by contacting D.F. King & Co., Inc. toll-free at (800) 714-3313.  If you have any questions about Improve FIC or how to vote, please call (512) 479-6777.